Exhibit 99.2

Endurance Specialty Holdings Proposes to Acquire Aspen Insurance Holdings

$47.50 Per Share Cash and Stock Proposal Provides Highly Attractive Premium for Aspen Shareholders and Opportunity to Participate in Combined Company’s Future Value

Combined Company Will Be Global Leader in Specialty Insurance and Reinsurance, with Increased Scale, Market Presence, Diversification and Profit Potential

Aspen’s Board and Management Have to Date Refused to Engage with Endurance and Are Denying Aspen Shareholders the Ability to Understand and Attain Significant Benefits of Transaction

PEMBROKE, Bermuda, April 14, 2014 – Endurance Specialty Holdings Ltd. (“Endurance”) (NYSE: ENH) today announced that it has delivered a proposal to the Board of Directors of Aspen Insurance Holdings Limited (“Aspen”) (NYSE: AHL) to acquire all of the common shares of Aspen for $3.2 billion, or $47.50 per Aspen share, with a combination of cash and Endurance common shares.

The combined company will be a global leader in specialty insurance and reinsurance, with:

•	Increased scale, market presence, diversification and profit potential;

•	Over $5 billion of combined annual gross premiums written, diversified across products and geographies; and

•	Over $5 billion of pro forma common shareholders equity, yielding a large and strong capital base to compete in the global market.

Endurance’s proposal provides compelling value for Aspen shareholders, including:

•	21% premium to Aspen’s closing share price on April 11, 2014;

•	15% premium to Aspen’s all-time high share price of $41.43 on December 31, 2013;

•	1.16x Aspen’s December 31, 2013 diluted book value per share; and

•	13.4x 2014 consensus Street earnings estimates for Aspen.

Each Aspen shareholder will have the right to receive for their Aspen shares, at their election: all cash ($47.50 per Aspen share); all Endurance common shares (0.8826 Endurance shares for each Aspen share); or a combination of cash and Endurance common shares. The election will be subject to a customary proration mechanism to achieve an aggregate consideration mix of 40% cash and 60% Endurance common shares.

John R. Charman, Endurance’s Chairman and Chief Executive Officer, said, “This transaction is, quite simply, a unique opportunity to deliver value to shareholders of both Aspen and Endurance, while creating a new global leader in the industry. The proposal offers up-front value for Aspen’s shareholders, who will receive a substantial premium for their shares, as well as the opportunity to participate – along with Endurance’s shareholders – in future value created by a stronger and more profitable company.

“The specialized businesses of Endurance and Aspen, such as Endurance’s market-leading agriculture insurance business and Aspen’s Lloyd’s operations, are highly complementary, and together we will create a company with increased scale, an attractive diversified platform across products and geographies, and greater market presence and relevance. The combined company will have a strong balance sheet and capital position, with an enhanced ability to pursue growth opportunities and to withstand volatility. Further, we believe the combined company will enjoy increased profitability driven by a strong management team comprised of industry-leading talent and world-class underwriting expertise from both companies, as well as meaningful transaction synergies,” Mr. Charman said.

In connection with the transaction, Endurance expects the combined company to generate synergies exceeding $100 million annually, resulting in significant ROE and EPS accretion in 2015. These synergies will include cost savings, underwriting improvements, capital efficiencies and enhanced capital management opportunities.

“Despite our repeated attempts since late January to engage in confidential and friendly discussions, Aspen’s Board and management have rebuffed our proposal and refused to engage with us, thereby denying Aspen’s shareholders the ability to understand and attain the clear financial, operational and strategic benefits of this transaction. We are fully committed to this transaction and are confident that Aspen’s shareholders will recognize the value of our proposal and actively encourage their Board to begin constructive discussions with Endurance without delay, with the goal of reaching a negotiated transaction,” Mr. Charman added.

The cash consideration to be offered to Aspen shareholders will be funded from Endurance’s substantial cash resources and $1.05 billion of newly issued common shares to investors led by funds advised by CVC Capital Partners Advisory (U.S.), Inc. and its affiliates, which have already completed due diligence on Endurance and the merits of the transaction, and have provided an equity commitment letter to Endurance.

Mr. Charman concluded, “Endurance shareholders will also significantly benefit from bringing these two leading companies together. Reflecting my own deep conviction about the future of Endurance and the benefits of the combination, I will purchase $25 million of Endurance common shares in connection with this transaction in addition to the $30 million of personal capital I have already invested in Endurance.”

Endurance intends to maintain the headquarters of the combined company in Bermuda, with a significant presence in London, New York and other key markets.

Endurance’s financial advisors in connection with the proposed transaction are Morgan Stanley & Co. LLC and Jefferies LLC, and its legal counsel is Skadden, Arps, Slate, Meagher & Flom LLP and ASW Law Limited.

Endurance’s proposal to the Aspen Board of Directors was communicated in a letter sent this morning, the full text of which is set forth below.

For additional information about Endurance’s proposal to acquire Aspen, including a slide presentation for investors, please visit www.endurance-aspen.com or ir.endurance.bm.

Text of the April 14, 2014 Letter to the Aspen Board of Directors

April 14, 2014

Board of Directors

c/o Mr. Glyn Jones, Chairman of the Board

Aspen Insurance Holdings Limited

141 Front Street

Hamilton HM 19

Bermuda

Dear Members of the Board:

As you know, we have been trying since late January to engage with Aspen in a confidential and friendly dialogue regarding a combination of our two companies, and have previously made a specific written proposal that offers your shareholders a substantial premium valuation. Since you and your management have refused, despite our repeated attempts, to engage in any discussions with us regarding the compelling value proposition this transaction presents for your shareholders, we have no choice but to advise them of our proposal directly, which we are doing this morning.

Our Board of Directors has unanimously approved our proposal, and we remain fully committed to pursuing this transaction. In the paragraphs below, we (i) reiterate the key terms of our proposal, (ii) reiterate the key strategic and financial benefits of our proposal and our approach to the transaction and (iii) discuss next steps for making this mutually beneficial transaction a reality.

Key Terms of Our Proposal

Endurance proposes to acquire all of the common shares of Aspen for $3.2 billion, or $47.50 per Aspen share (based on 66.7 million fully diluted Aspen common shares as of February 24, 2014), with a combination of cash and Endurance common shares.

Each Aspen shareholder will have the right to receive for their Aspen shares, at their election:

•	All cash ($47.50 per Aspen share);

•	All Endurance common shares (0.8826 Endurance shares for each Aspen share); or

•	A combination of cash and Endurance common shares.

The election will be subject to a customary proration mechanism to achieve an aggregate consideration mix of 40% cash and 60% Endurance common shares.

The cash component of the consideration will be funded from our substantial cash resources and $1.05 billion of newly issued common shares to investors led by funds advised by CVC Capital Partners Advisory (U.S.), Inc. and its affiliates, which have already completed due diligence on Endurance and the merits of the transaction, and have provided an equity commitment letter to Endurance. We would be pleased to share with you a copy of the investors’ equity commitment letter upon the commencement of discussions.

We believe our proposal represents a premium valuation meaningfully in excess of the standalone potential value to Aspen shareholders:

•	21% premium to Aspen’s closing share price of $39.37 on April 11, 2014;

•	15% premium to Aspen’s all-time high share price of $41.43 on December 31, 2013;

•	1.16x Aspen’s December 31, 2013 diluted book value per share; and

•	13.4x 2014 consensus Street earnings estimates for Aspen.

Aspen shareholders who receive cash will receive up-front value that would otherwise take over two years to achieve based on consensus Street estimates for Aspen’s ROE. For those Aspen shareholders who remain invested in the combined company, our proposal provides the same highly attractive up-front premium as well as the opportunity to participate in a combined company with meaningfully improved earnings and ROE outlook, with significant additional upside opportunity over time.

Key Strategic and Financial Benefits of our Proposal

We have devoted significant time and resources, both internal and external, to assessing this transaction over the past months, and continue to believe it is a unique, transformative transaction for both companies.

•	Increased scale and market presence: On a combined basis, the companies will have over $5 billion of shareholders’ equity and over $5 billion of annual gross premiums written, a size equal to or greater than many of our key competitors. This will create an enterprise of both scale and broad expertise well positioned to capitalize on the critical distribution relationships within its global markets and more effectively able to compete in an increasingly challenging market environment.

•	Diversified platform across products and geographies: While Endurance and Aspen share certain common businesses, the relative weighting of each is quite complementary. Aspen’s core strength in the London insurance market – including through Lloyd’s – is an attractive area where Endurance has significant management experience but currently has limited market presence. In addition, while Endurance has a market-leading and profitable agriculture insurance business in the U.S. that is uncorrelated with traditional property and casualty insurance and reinsurance, as well as a highly profitable global catastrophe reinsurance business, Aspen has historical strength in marine and energy lines. These are just a few examples where each company’s relative strengths are a natural fit and where, on a combined basis, the two companies can form a market leader of significant importance to brokers and customers.

•	Enhanced profit potential: While a key strategic rationale for this transaction is the enhanced scale and diversification evident in the combined company, as described above, we believe the combination of a strong management team comprised of industry-leading talent and world-class underwriting expertise from both companies, and expected transaction synergies exceeding $100 million annually (including cost savings, underwriting improvements, capital efficiencies, and enhanced capital management opportunities) will enable significantly improved profit potential.

•	Strengthened balance sheet and capital position: With a pro forma combined shareholders’ equity as of December 31, 2013 of $5.4 billion and total capital of $7.6 billion, the combined Endurance and Aspen will have a significantly enhanced capital position, which will allow the combined company to more meaningfully pursue growth opportunities and better withstand volatility. We also believe the added diversification of the business has the potential to create capital efficiencies. Through the unique combination of our businesses we also believe this added diversification, significantly increased size, as well as the combined strength of reserves and investments from both companies, will be viewed favorably by rating agencies.

Reflecting my own deep conviction about the future of Endurance and the benefits of the combination, I will purchase $25 million of Endurance common shares in connection with this transaction in addition to the $30 million of personal capital I have already invested in Endurance.

Our Approach to the Transaction

This transaction is not only highly beneficial to Aspen’s shareholders, but also to Aspen’s employees, customers, brokers and other constituencies. In this regard, we have developed what we believe is a constructive set of guiding principles for a transaction with Aspen:

•	Aspen’s team is crucial to the success of the combined company: The retention of key members of the Aspen management team, underwriters and employees will be critical to the success of the combined business.

•	The entrepreneurial cultures of our two companies will blend together well, yielding a combined entity that is strongly positioned to address changes facing the markets in which we operate. Aspen’s collaborative, teamwork-oriented culture will integrate seamlessly with Endurance’s collegial environment. Within the past year, many talented and experienced people in the industry have chosen to join Endurance in light of their enthusiasm for our business plan and strategic vision.

•	Respect for Aspen’s franchise and deep customer relationships: We have great respect for the Aspen franchise and its relationships with its key customers, as reflected in the purchase price we are willing to pay. As a result, we envision working together to enhance the combined company’s customer and broker relations.

•	The execution of this transaction will enhance the strengths of each company: The planning of the integration of overlapping areas will be well executed, sensitive to all views and issues, and will draw and build upon the strengths of each organization. It is our intention to maintain the headquarters of the combined company in Bermuda, with a significant presence in London, New York and other key markets.

Next Steps

As would be the case in any M&A transaction, consummation of the transaction is subject to completion of customary due diligence, execution of a definitive merger agreement and receipt of required shareholder and regulatory approvals. We are confident that all required regulatory approvals will be obtained on a timely basis.

We propose working in parallel on definitive documents and our mutual due diligence review in order to enter into a transaction expeditiously. We are prepared to enter into a mutual non-disclosure agreement, deliver to you a draft merger agreement and commence due diligence immediately. In light of the significant ownership that your shareholders will have in the combined company, we are prepared for you and your advisors to also perform customary due diligence on Endurance. Our financial advisors at Morgan Stanley & Co. LLC and Jefferies LLC, and our legal advisors at Skadden, Arps, Slate, Meagher & Flom LLP and ASW Law Limited, stand ready to coordinate with your advisors on next steps.

We look forward to commencing constructive discussions with Aspen regarding our proposal in the coming days.

Yours sincerely,

John R. Charman
Chairman and Chief Executive Officer
Endurance Specialty Holdings Ltd.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, professional lines, property, and casualty and other specialty lines of insurance and catastrophe, property, casualty, professional liability and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. These statements may also include assumptions about our proposed acquisition of Aspen (including its benefits, results, effects and timing). Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2013. Additional risks and uncertainties related to the proposed transaction include, among others, uncertainty as to whether Endurance will be able to enter into or consummate the transaction on the terms set forth in the proposal, the risk that our or Aspen’s shareholders do not approve the transaction, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, uncertainties as to the timing of the transaction, uncertainty as to the actual premium of the Endurance share component of the proposal that will be realized by Aspen shareholders in connection with the transaction, competitive responses to the transaction, the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated, the risk that the conditions to the closing of the transaction are not satisfied, costs and difficulties related to the integration of Aspen’s businesses and operations with Endurance’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, unexpected costs, charges or expenses resulting from the transaction, litigation relating to the transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Regulation G Disclaimer

In this press release, Endurance has included certain non-GAAP measures. Endurance management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the proposed transaction in a manner that allows for a more complete understanding. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. For a complete description of non-GAAP measures and reconciliations, please review the Investor Financial Supplement on Endurance’s website at www.endurance.bm.

Return on Equity (ROE) is comprised using the average common equity calculated as the arithmetic average of the beginning and ending common equity balances for stated periods.

Third Party-Sourced Information

Certain information included in this press release has been sourced from third parties. Endurance does not make any representations regarding the accuracy, completeness or timeliness of such third party information. Permission to cite such information has neither been sought nor obtained.

All information in this press release regarding Aspen, including its businesses, operations and financial results, was obtained from public sources. While Endurance has no knowledge that any such information is inaccurate or incomplete, Endurance has not had the opportunity to verify any of that information.

Additional Information

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

All references in this press release to “$” refer to United States dollars.

The contents of any website referenced in this press release are not incorporated by reference herein.

Contacts:

Endurance Specialty Holdings Ltd.

Investor Relations

Phone: +1 441 278 0988

Email: investorrelations@endurance.bm

Media Relations

Ruth Pachman and Thomas Davies

Kekst and Company

Phone: 212 521 4891/4873

Email: Ruth-Pachman@kekst.com and Tom-Davies@kekst.com

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